

<ARTICLE>                     9
<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED
FROM THE CURRENT REPORT ON CITICORP'S FORM 10-Q FOR THE THREE MONTH PERIOD ENDED
MARCH 31, 1999 AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO
SUCH FINANCIAL STATEMENTS AND ACCOMPANYING DISCLOSURES.
</LEGEND>
<MULTIPLIER>                  1,000,000


<PERIOD-TYPE>                               3-MOS
<FISCAL-YEAR-END>                           DEC-31-1999
<PERIOD-START>                              JAN-01-1999
<PERIOD-END>                                MAR-31-1999
<CASH>                                            8,392
<INT-BEARING-DEPOSITS>                           11,574
<FED-FUNDS-SOLD>                                  6,728<F1>
<TRADING-ASSETS>                                 33,808
<INVESTMENTS-HELD-FOR-SALE>                      39,915
<INVESTMENTS-CARRYING>                                0
<INVESTMENTS-MARKET>                                  0
<LOANS>                                         214,091
<ALLOWANCE>                                       6,250<F2>
<TOTAL-ASSETS>                                  347,248
<DEPOSITS>                                      236,433
<SHORT-TERM>                                     18,398<F3>
<LIABILITIES-OTHER>                              15,225
<LONG-TERM>                                      20,567
<COMMON>                                              0<F4>
<PREFERRED-MANDATORY>                                 0<F4>
<PREFERRED>                                           0<F4>
<OTHER-SE>                                       22,852<F4>
<TOTAL-LIABILITIES-AND-EQUITY>                  347,248
<INTEREST-LOAN>                                   5,381
<INTEREST-INVEST>                                 1,122
<INTEREST-OTHER>                                    674
<INTEREST-TOTAL>                                  7,177
<INTEREST-DEPOSIT>                                2,865
<INTEREST-EXPENSE>                                3,922
<INTEREST-INCOME-NET>                             3,255
<LOAN-LOSSES>                                       633
<SECURITIES-GAINS>                                   23
<EXPENSE-OTHER>                                   1,509
<INCOME-PRETAX>                                   1,803
<INCOME-PRE-EXTRAORDINARY>                        1,125
<EXTRAORDINARY>                                       0
<CHANGES>                                             0
<NET-INCOME>                                      1,125
<EPS-PRIMARY>                                         0<F4>
<EPS-DILUTED>                                         0<F4>
<YIELD-ACTUAL>                                     4.59<F5>
<LOANS-NON>                                       3,496<F6>
<LOANS-PAST>                                      1,068<F7>
<LOANS-TROUBLED>                                     47
<LOANS-PROBLEM>                                       0
<ALLOWANCE-OPEN>                                  6,224
<CHARGE-OFFS>                                       730
<RECOVERIES>                                        122
<ALLOWANCE-CLOSE>                                 6,250<F2>
<ALLOWANCE-DOMESTIC>                                  0<F8>
<ALLOWANCE-FOREIGN>                                   0<F9>
<ALLOWANCE-UNALLOCATED>                               0<F9>


<F1>  Includes Securities Purchased Under Resale Agreements.
<F2>  Allowance activity for the three months of 1999 includes $1MM in other changes, principally foreign currency translation effects.
<F3>  Purchased Funds and Other Borrowings.
<F4>  On October 8, 1998, Citicorp merged with and into a newly formed, wholly owned subsidiary of Travelers Group Inc. (TRV) (the Merger). Following the Merger, TRV changed its name to Citigroup Inc. (Citigroup). Under the terms of the Merger, Citigroup Common and Preferred Stock were exchanged for Citigroup Common and Preferred Stock.
<F5>  Taxable Equivalent Basis.
<F6>  Includes $1,417MM of cash-basis commercial loans and $2,079MM of consumer loans on which accrual of interest has been suspended.
<F7>  Accruing loans 90 or more days delinquent.
<F8>  No portion of Citicorp's credit loss allowance is specifically allocated to any individual loan or group of loans.
<F9>  See Footnote F8 above.

